UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

ASHLAND INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-211719	81-2587835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8145 Blazer Drive
Wilmington, Delaware		19808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 302 995-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ASH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting (“Annual Meeting”) of stockholders of Ashland held on January 20, 2026, a total of 45,762,099 shares of Common Stock, representing 90.94% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are described below.

Proposal 1: All of the nominees for director were elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Steven D. Bishop	37,690,628	182,935	31,896	3,711,606
Sanat Chattopadhyay	37,059,909	644,129	201,420	3,711,606
Suzan F. Harrison	37,309,662	395,837	199,962	3,711,606
Ashish K. Kulkarni	37,124,484	581,327	199,647	3,711,606
Susan L. Main	37,703,746	170,359	31,356	3,711,606
Guillermo Novo	37,087,627	786,294	31,536	3,711,606
Jerome A. Peribere	36,206,666	1,351,413	347,378	3,711,606
Scott A. Tozier	37,397,146	478,012	30,301	3,711,606

Proposal 2: The appointment of Ernst & Young LLP as Ashland’s independent registered public accounting firm for fiscal 2026 was ratified by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
41,483,293	109,138	24,628	3,711,606

Proposal 3: The non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
36,593,493	1,247,959	64,001	3,711,606

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASHLAND INC.

Date:	January 22, 2026	By:	/s/ Robin E. Lampkin
Robin E. Lampkin Senior Vice President, General Counsel and Secretary